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                                                                     Exhibit 1.2

                               GOLD FIELDS LIMITED


                                 Ordinary Shares
             American Depositary Shares Representing Ordinary Shares

                          EQUITY UNDERWRITING AGREEMENT


[         ], 200-



Ladies and Gentlemen:

         Gold Fields Limited (the "COMPANY"), a company incorporated under the laws of South Africa, proposes to issue and sell, among other securities, from time to time, ordinary shares, par value Rand 0.50 per share of the Company (the "REGISTERED SECURITIES"). Particular offerings of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 1 hereof, for resale in accordance with the terms of the offering determined at the time of the sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "OFFERED SECURITIES". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "UNDERWRITERS" of such securities, and the representative of the Underwriters, if any, specified in a Terms Agreement referred to in Section 1 hereof is hereinafter referred to as the "REPRESENTATIVE"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "REPRESENTATIVE", as used in this Agreement (other than in Section 3(b), 5(d) and 6 and the second sentence of Section 1(a)), shall mean the Underwriters. The Offered Securities shall consist of firm commitment securities ("UNDERWRITTEN SHARES") and may consist of additional securities that the Underwriters may purchase pursuant to an over-allotment option ("OPTION SHARES") described in Section 1, as set forth in the Terms Agreement.

         The Underwritten Shares and any Option Shares will constitute together, the "SHARES". The Underwriters may elect to take delivery of some or all of the Underwritten Shares purchased in an offering (the "UNDERWRITTEN ADS PORTION") and, to the extent applicable, the Option Shares purchased in an offering (the "OPTION ADS PORTION"), in the form of American Depositary Shares (collectively, the "ADSs"), each representing one ordinary share, evidenced by American Depositary Receipts (collectively, the "ADRs") issued by The Bank of New York as depositary (the "DEPOSITARY"). The ADSs shall be comprised of depositary shares representing Underwritten Shares (the "UNDERWRITTEN ADSs") and, to the extent applicable, depositary shares representing Option Shares (the "OPTION ADSs"). The Underwritten Shares and the Underwritten ADSs are,


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together, the "UNDERWRITTEN SECURITIES"; the Option Shares and the Option ADSs
are, together, the "OPTION SECURITIES"; and, for the avoidance of doubt, the Shares and the ADSs together comprise the Offered Securities. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Prospectus (as defined herein). Except as otherwise specified or as the context otherwise implies, any reference herein to a Registration Statement, a Preliminary Prospectus or a Prospectus (as those terms are defined herein) shall be deemed to include the information contained in documents incorporated by reference therein (the "INCORPORATED DOCUMENTS") pursuant to Item 6 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     1.   Purchase of the Shares and ADSs by the Underwriters.

          (a) The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("TERMS AGREEMENT") at the time the Company determines to issue and sell the Offered Securities, and, if applicable, to issue the Underwritten ADS Portion to the Depositary so that the Depositary can issue and the Company can sell the Underwritten ADSs. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the name of any Representative, the number of Offered Securities to be purchased by each Underwriter and the purchase price to be paid by the Underwriters. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than five full Business Days (as defined herein) thereafter as the Representative and the Company agree (either such date, the "FIRST CLOSING DATE"), or, in the case of the Option Securities, such time and date specified by the Representative in the written notice of the Underwriters' election to purchase such Option Securities (such date, if other than the First Closing Date, the "ADDITIONAL CLOSING DATE" and, with the First Closing Date each a "CLOSING DATE"), the place of delivery and payment and any other details of the terms of the offering, including any details that should be reflected in the Prospectus. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering, other than Contract Securities (as defined below), if any, for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the

     Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

          (b) If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("DELAYED DELIVERY CONTRACTS") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representative for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("CONTRACT SECURITIES"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the number of shares of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent the Representative determines that such reduction shall be otherwise than pro rata and so advises the Company. The Company will advise the Representative not later than the Business Day prior to the Closing Date of the number of shares of Contract Securities.

          (c) In addition, if the Terms Agreement so specifies, upon written notice from the Representative given to the Company at any time not more than 30 days subsequent to the First Closing Date (but not more than once), the Underwriters may purchase all or less than all of any Option Securities at the purchase price per Offered Security to be paid for the Underwritten Securities. The Company agrees that it shall issue and sell to the Underwriters the number of Option Securities, and, if applicable, issue the Option ADS Portion to the Depositary so that the Depositary can issue and the Company can sell the Option ADSs, specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Option Securities. Unless the Terms Agreement provides otherwise, such Option Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Underwritten Securities set forth opposite such Underwriter's name bears to the total number of Underwritten Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the



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     Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Underwritten Securities. No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The Additional Closing Date shall be determined by the Representative but shall be not later than five full Business Days after written notice of election to purchase Option Securities is given. The term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City, London or Johannesburg

          (d) The public offering of the Offered Securities in the United States and, if applicable, the offering of the Offered Securities elsewhere outside the United States to investors as described in the Terms Agreement and Prospectus are, together, the "OFFERING". The Company acknowledges and agrees that the Underwriters may offer and sell the Offered Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Offered Securities purchased by it to or through any Underwriter.

          (e) On each Closing Date, and subject to payment being made as set forth in the applicable Terms Agreement, upon receipt from the Underwriters of purchasers' details, including, where applicable, Central Securities Depositary Participant (each a "CSDP") safe custody numbers, and in accordance with such information, the Company shall (A) with respect to the Shares, allot and issue Shares in certificated form in the names of the purchasers, or, where so required by the Representative, give instructions to STRATE to allot and issue Shares in dematerialized form through one or more CSDPs (as directed by the Representative), and (B) with respect to the ADSs, procure the allotment and issue of the ordinary shares underlying the ADSs in certificated form, or, where so required by the Representative, give instructions to STRATE to allot and issue Shares underlying ADSs in dematerialized form, in either case in the name of Standard Bank of South Africa or such other entity as may be designated in the applicable Terms Agreement as local agent for the Depositary, deposit any certificates in respect of underlying ordinary shares with the Depositary pursuant to the terms of the Deposit Agreement, and procure that the Depositary issues and delivers to the several Underwriters or to their order in such place as the Representative may reasonably require, the ADRs duly executed in accordance with the provisions of the Deposit Agreement, in the case of both clause
     (A) and (B) above in such amounts as the Representative may request in writing no later than three Business Days before the First Closing Date or such other time as may be designated in the applicable Terms Agreement or no later than two Business Days before the Additional Closing Date, or such other time as may be designated in the applicable Terms Agreement, as the case may be.

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     2.   Representations and Warranties of the Company. The Company, as of the
date of each Terms Agreement referred to in Section 1, represents and warrants to each Underwriter that:

          (a) Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form F-3 (File No. 333--) including a base prospectus, relating to the Company's equity and debt securities and the offering thereof from time to time, and such registration statement has become effective. Such registration statement, as amended at the date of any Terms Agreement referred to in Section 1 hereof (including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness), is referred to herein as the "REGISTRATION STATEMENT". As used herein, the term "PRELIMINARY PROSPECTUS" means the base prospectus included in the Registration Statement, together with any preliminary prospectus supplement that describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus, and the term "PROSPECTUS" means the base prospectus included in the Registration Statement, together with a prospectus supplement that describes the Offered Securities and the Offering thereof and is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

          (b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus and set forth in Section 6(b) below.

          (c) Registration Statement and the Prospectus. The Company has reasonable grounds to believe that it meets the requirements for the use of Form F-3 under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the effective date of the Registration Statement relating to the Offered


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     Securities and any amendment thereto, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of each Terms Agreement referred to in
     Section 1, and as of the applicable time of filing the Prospectus and any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

          (d) Incorporated Documents. The Incorporated Documents, when they were filed, complied in all material respects with the applicable requirements of the Exchange Act and the rules thereunder.

          (e) ADS Registration Statement. Registration statements on Form F-6 (File Nos. 333-88724 and 333-92122) in respect of the ADSs have been filed with the Commission and have been declared effective (each such registration statement, including all exhibits thereto and documents incorporated by reference therein, as amended at the date, time it became effective hereinafter called an "ADS REGISTRATION STATEMENT"); and no order suspending the effectiveness of an ADS Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. Each ADS Registration Statement, when it became effective, complied in all material respects with, and each amendment or supplement thereto, when it became or becomes effective, as the case may be, or was or is filed with the Commission, as the case may be, complied or will comply in all material respects with, the requirements of the Securities Act and the rules and regulations thereunder, and did not and will not include an untrue statement of a material fact and did not omit and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (f) Financial Statements. The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been



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     prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby.

          (g) No Material Adverse Change. Since the date of the latest audited financial statements in the Prospectus (i) there has not been any change in the authorized and issued share capital (other than pursuant to the Company's share option schemes) or long-term debt of the Company or any of its "MATERIAL SUBSIDIARIES" (which term shall mean the subsidiaries of the Company set forth in the Terms Agreement), or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders' equity, or results of operations of the Company and its subsidiaries taken as a whole;
     (ii) neither the Company nor any of its Material Subsidiaries has entered into any transaction or agreement that is material to the Company and its Material Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Material Subsidiaries taken as a whole; except in each case as described in the Prospectus.

          (h) Organization and Good Standing. Except as described in the Prospectus, the Company and each of its Material Subsidiaries have been duly organized and are validly existing and in good standing (where the term or concept of good standing is applicable) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (where the term or concept of good standing is applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (i) Share Capital of the Company. The authorized and issued share capital of the Company as set forth in the Prospectus under the heading "Capitalization" (and therefore, for the avoidance of doubt, excluding any subsequent issuances, if any, pursuant to reservations or


                                       7
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     agreements referred to in the Prospectus) is accurate as of the date indicated in the Prospectus; the outstanding share capital of the Company has been duly and validly authorized and issued, is fully paid and is not subject to any pre-emptive or similar rights which have not been complied with, extinguished or waived, except as described in the Prospectus, conforms in all material respects to the description thereof contained in the Prospectus, and except as described in or expressly contemplated by the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

          (j) Share Capital of Material Subsidiaries of the Company. The outstanding share capital of each Material Subsidiary has been duly and validly authorized and issued, is fully paid and is not subject to any pre-emptive or similar rights which have not been complied with, extinguished or waived, except as described in the Prospectus, conforms in all material respects to the description thereof (to the extent such share capital is so described) contained in the Prospectus, and except as described in or expressly contemplated by the Prospectus, (i) with respect to each Material Subsidiary's share capital or other equity interest owned directly or indirectly by the Company, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in any Material Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such share capital of any such Material Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, and (ii) the outstanding share capital or other equity interests in each Material Subsidiary, to the extent owned directly or indirectly by the Company, are free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

          (k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the deposit agreement (the "DEPOSIT AGREEMENT", and, together with this Agreement, the "TRANSACTION DOCUMENTS") among the company, the Depositary, and holders from time to time of ADRs. The company has full right, power and authority to perform its obligations under the Transaction Documents, and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken. The Terms Agreement (including the provisions of this



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     Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.


          (l) The Securities. The Offered Securities to be issued and sold by the Company under the Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided under the Terms Agreement, will be duly and validly issued and will be fully paid, will be freely transferable and free of liens and encumbrances, and will conform in all material respects to the descriptions thereof in the Prospectus; and, except as described in the Prospectus, the issuance of the ordinary shares is not subject to any preemptive or similar rights which have not been complied with, extinguished or waived.

          (m) Stamp Duty. Except as described in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes, are payable to South Africa or any political subdivision or taxing authority thereof or therein by or on behalf of any Underwriter (other than South African tax payable by reason of the fact that its income generally is subject to tax in South Africa) as a result of or in connection with: (i) the deposit by the Company with the Depositary of Shares against the issuance of ADRs; (ii) the allotment, issuance, sale and delivery by the Company to or for the respective accounts of the Underwriters of the Securities; or (iii) the sale and delivery inside or outside of South Africa by the Underwriters of Securities to the initial purchasers thereof in the manner contemplated in the Terms Agreement, for so long as such sale and delivery takes place at the same price as the Underwriters' acquisition of Securities from the Company, provided that the aforementioned representation and warranty does not cover such taxes payable by the Company or by initial purchasers.

          (n) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

          (o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Prospectus.

          (p) No Violation or Default. Except as described in the Prospectus, neither the Company nor any of its Material Subsidiaries is (i) in violation of its Memorandum of Association or Articles of Association

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     or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its properties except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (q) No Conflicts. Except as described in the Prospectus, the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Material Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, (ii) result in any violation of the provisions of the Memorandum of Association or Articles of Association or similar organizational documents of the Company or any of its Material Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of (i) and (iii) above, for any such breach, violation or default which would not, individually or in the aggregate have a Material Adverse Effect.

          (r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Offered Securities under the Securities Act, approval of the South African Reserve Bank in respect of the Company's intended use of the proceeds of the Offering, any consents or filings as may be required under applicable state securities or blue sky laws, the consent required by the JSE Securities Exchange South Africa or

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     any consents required for the listing of the Securities on the Premier
     Marche of Euronext Paris, the SWX Swiss Exchange or the Official List of the UK Listing Authority and such other consents and approvals as are specified in the Terms Agreement.

          (s) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Material Subsidiaries is or may be a party or to which any property of the Company or any of its Material Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Material Subsidiaries, would have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement, the Prospectus or an ADS Registration Statement or described in the Registration Statement, the Prospectus or an ADS Registration Statement or the Prospectus, that are not so filed or described.

          (t) Independent Accountants. PricewaterhouseCoopers Inc., or such other independent accountants reasonably satisfactory to the Representative, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

          (u) Title to Real and Personal Property. Except as described in the Prospectus, the Company and its Material Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Material Subsidiaries or
     (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

          (v) Title to Intellectual Property. Except as described in the Prospectus, the Company and its Material Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except those that would not, individually or in the aggregate, have a Material Adverse Effect; and, to the best knowledge of the Company, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its Material Subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

          (w) Licenses and Permits. Except as described in the Prospectus, the Company and its Material Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate South African, Australian, Ghanaian and other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its Material Subsidiaries has received or expects to receive notice of any revocation or modification of any such license, certificate, permit or authorization.

          (x) Mineral Permissions. The Company and its subsidiaries hold all mineral rights, mining authorizations and mining leases sufficient to enable the Company and its subsidiaries to carry out their current mining operations and exploration activities as described in the Prospectus (collectively, the "MINERAL PERMISSIONS"); the Mineral Permissions are validly granted and continue in effect; and the Company and its subsidiaries are in compliance with the terms of the Mineral Permissions; except, in each case referred to in this sub clause (x), as described in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

          (y) Passive Foreign Investment Company. The Company is not, and as a result of the offer of the Offered Securities will not become, a passive foreign investment company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

          (z) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "INVESTMENT COMPANY ACT").

          (aa) Taxes. The Company and its Material Subsidiaries have filed all tax returns required to be filed through the date of the Terms Agreement and have paid all taxes shown thereon to the extent that such taxes have become due, except for such amounts that are being contested in good faith by the Company or any of its subsidiaries or would not, individually or in the aggregate, have a Material Adverse Effect if resolved against the Company; and except as described in the Prospectus, there is no tax deficiency that has been, or, to the knowledge of the Company, could reasonably be expected to be, asserted against the Company or any of its Material Subsidiaries or any of their respective properties or assets which would, individually or in the aggregate, have a Material Adverse Effect.

          (bb) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Material Subsidiaries exists or, to the best knowledge of the Company, is threatened, except as described in the Prospectus or as would not have a Material Adverse Effect.

          (cc) Compliance With Environmental Laws. The Company and its Material Subsidiaries (i) are in compliance with any and all applicable South African, Australian and Ghanaian laws, rules, regulations, decisions and orders promulgated by South African, Australian or Ghanaian government, regulatory or judicial authorities relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS");
     (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case as described in the Prospectus or for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.


          (dd) Accounting Controls. The Company and its Material Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except for any failure to maintain or comply with such internal accounting controls as would not, individually or in the aggregate, have a Material Adverse Effect.

          (ee) Insurance. Except as described in the Prospectus, the Company and its Material Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including coverage for accidental loss, fixed operating costs, public liability, material damage and other losses, in such amounts and on such terms as are prudent and customary for a company of the Company's size, conducting the operations and engaging in the types of business described in the Prospectus; and neither the Company nor any of its Material Subsidiaries has (i) received notice from any insurer except as described in the Prospectus or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in each case except as would not have, individually or in the aggregate, a Material Adverse Effect.

          (ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

          (gg) No Restrictions on Subsidiaries. Except as described in the Prospectus, no Material Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary's capital stock, from repaying to the Company any loans or advances to such Material Subsidiary from the Company or from transferring any of such Material Subsidiary's properties or assets to the Company or any other Material Subsidiary of the Company.

          (hh) No Broker's Fees. Neither the Company nor any of its Material Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Material Subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Offered Securities.

          (ii) No Registration Rights. Except as described in the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of (i) the filing of the Registration Statement or an ADS Registration Statement with the Commission, or (ii) the issuance and sale of the Securities.

          (jj) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

          (kk) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (ll) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from third party-sources that are reliable and accurate in all material respects.

     3. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

          (a) Effectiveness of the Registration Statement. The Company, if required, will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

          (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. As used herein, the term "PROSPECTUS DELIVERY PERIOD" means such period of time (not to exceed nine months from the date of the Prospectus) after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer, expected to be to the end of the public offering of the Underwritten

     Securities in the United States, or the end of the distribution of any Option Securities, whichever occurs later.

          (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement, the Prospectus or an ADS Registration Statement, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

          (d) Notice to the Underwriters. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement or an ADS Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or an ADS Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or an ADS Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or an ADS Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or an ADS Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

          (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period: (i) any event or change of circumstances shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Representative thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Representative and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may reasonably be requested so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (f) Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act.

          (g) Clear Market. Unless otherwise specified in the Terms Agreement, for such period after the First Closing Date as is set forth in the Terms Agreement, the Company will not, without the consent of the Representative,
     (i) issue, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or American Depositary Shares or any securities convertible into or exercisable or exchangeable for ordinary shares or American Depositary Shares or (ii) enter into a swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ordinary shares or American Depositary Shares, whether any such transaction described in clause (i) and (ii) above is to be settled by delivery of ordinary shares or American Depositary Shares or such other securities, in cash or otherwise, without the prior written consent of the Representative on behalf of the Underwriters, other than (a) the Offered Securities (including the ordinary shares underlying the American Depositary Shares) to be sold hereunder, (b) any ordinary shares, American Depositary Shares and the ordinary shares underlying the American Depositary Shares issued upon the exercise of options granted under the Company's existing share option schemes, (c) any ordinary shares, American Depositary Shares and the ordinary shares underlying the American Depositary Shares to the extent issued in connection with the acquisition of any business, facilities or other assets, including common stock therein, including ordinary shares, American Depositary Shares and the ordinary shares underlying the American Depositary Shares issued in connection with any employment arrangements associated with such acquisition and (d) the issue by the Company of ordinary shares upon exercise of an option or warrant or the conversion of a security, including convertible securities issued by the Company, outstanding on the date of the Terms Agreement; provided, however, the Company may, without such consent, offer and sell any ordinary shares or American Depositary Shares of the Company in transactions exempt from the registration requirements of the Securities Act, provided that the purchasers in such transactions are prohibited from offering for sale, selling or otherwise disposing of, directly or indirectly, any of the ordinary shares or American Depositary Shares of the Company so acquired by them for the remainder of such period after the First Closing Date as is set forth in the Terms Agreement.

          (h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Prospectus under the heading "Use of Proceeds".

          (i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

          (j) Exchange Listing. If and to the extent specified in the applicable Terms Agreement, the Company will use its best efforts to effect the listing of the Offered Securities on the New York Stock Exchange (the "EXCHANGE") and the Shares on the JSE Securities Exchange South Africa (together with the Exchange, the "EXCHANGES") on or prior to the Closing Date specified in the applicable Terms Agreement. The Company undertakes, during a period of two years from the date of the applicable Terms Agreement, to use its reasonable best efforts to maintain the listings of the Securities on the Exchanges.

          (k) United States Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

     4. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Underwritten Securities on the First Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder that are required to be performed by the relevant Closing Date and to the following additional conditions:

          (a) No Stop Order. No order suspending the effectiveness of the Registration Statement or an ADS Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Registration Statement and the Prospectus shall have been timely filed with the Commission under the Securities Act, and in accordance with Section 3(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

          (b) Representations and Warranties. The representations and warranties of the Company contained in the Terms Agreement (including those in this Agreement) shall be true and correct on the date thereof and on and as of the relevant Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to the Terms Agreement shall be true and correct on and as of the relevant Closing Date.

          (c) No Material Adverse Change. Subsequent to the execution and delivery of the Terms Agreement, (i) there has not been any change in the authorized and issued share capital (other than pursuant to the Company's share option schemes) or long-term debt of the Company or any of its Material Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its Material Subsidiaries has entered into any transaction or agreement that is material to the Company and its Material Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Material Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Material Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; in each case, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the relevant Closing Date on the terms and in the manner contemplated by this Agreement and the Registration Statement and the Prospectus.

          (d) Executive Directors' Certificate. The Representative shall have received on and as of the relevant Closing Date a certificate of the Chief Financial Officer and one additional senior executive officer of the Company who is satisfactory to the Representative, in form and substance reasonably satisfactory to the Representative which shall state that, to the best of such officers' knowledge after reasonable investigation, that the representations and warranties of the Company in the Terms Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied thereunder at or prior to the relevant Closing Date and that subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in or affecting the business, management, financial position, shareholders' equity, results of operations of the Company and its Subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (e) Comfort Letters. On the date of the Terms Agreement and on the relevant Closing Date, PricewaterhouseCoopers Inc., or other independent accountants reasonably satisfactory to the Representative, shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the relevant Closing Date, shall use a "cut-off" date no more than three Business Days prior to the relevant Closing Date .

          (f) Opinion of South African Counsel for the Company. Edward, Nathan & Friedland Inc., South African counsel for the Company, or other South African counsel to the Company reasonably satisfactory to the Representative, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the relevant Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.

          (g) Opinion of U.S. Counsel for the Company. Linklaters, U.S. counsel for the Company, or other U.S. counsel to the Company reasonably satisfactory to the Representative, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the relevant Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

          (h) Opinion of the Counsel for the Depositary. Emmet, Marvin & Martin, counsel for the Depositary, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the relevant Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

          (i) Opinion of U.S. Counsel for the Underwriters. The Underwriters shall have received on and as of the relevant Closing Date an opinion of Davis Polk & Wardwell, U.S. counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (j) Opinion of South African Counsel for the Underwriters. The Underwriters shall have received on and as of the relevant Closing

     Date an opinion of Webber Wentzel Bowens, South African counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Closing Date prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Closing Date prevent the issuance or sale of the Offered Securities.

          (l) Opinions. The Underwriters shall have received on and as of the relevant Closing Date such additional opinions or certificates (if any) as specified in the Terms Agreement.

          (m) Additional Documents. On or prior to the relevant Closing Date the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters.

     5.   Indemnification and Contribution.

          (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or an ADS Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter or through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below, provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus the indemnity in this clause 5(a) will not inure to the benefit of any Underwriter (or any Indemnified Person (as defined below) named in this clause 5(a)) from whom the person asserting such losses, claims, damages or liabilities purchased Securities concerned, to the extent that a Prospectus relating to such Securities was required to be delivered by such Underwriter under the Securities Act or other applicable law in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of such Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

          (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter or through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

          (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnification may be sought (the "INDEMNIFYING PERSON") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (B) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

          (d) Contribution. If the indemnification provided for in paragraphs
     (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
     Section 5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 5 are several in proportion to their respective purchase obligations hereunder and not joint.

          (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

     6. Effectiveness of Agreement. The Terms Agreement (including this Agreement) shall become effective upon the later of (i) the execution and delivery thereof by the parties thereto and (ii) receipt by the Company and the Underwriters of notice of the effectiveness of the Registration Statement (or, if applicable any post-effective amendment thereto).

     7. Termination. The Terms Agreement (including this Agreement) may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of the Terms Agreement and prior to the First Closing Date (in the case of the Underwritten Securities) or prior to the Additional Closing Date (in the case of the Option Securities) (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the JSE Securities Exchange South Africa; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York, London or Johannesburg shall have been declared by the relevant authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the relevant Closing Date on the terms and in the manner contemplated by the Terms Agreement, the Registration Statement and the Prospectus.

     8.   Defaulting Underwriter.

          (a) If on the relevant Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase under a Terms Agreement on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Offered Securities set forth opposite their respective names in the Terms Agreement bears to the aggregate number of Underwritten Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase pursuant to the Terms Agreement be increased pursuant to this Section 8 by an amount in excess of one-tenth of such number of Securities without the written consent of such Underwriter.

          (b) If on the relevant Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase under the Terms Agreement on such date, and the aggregate number of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, the Terms Agreement (including this Agreement) (or the obligations of the several Underwriters to purchase the Option Securities, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

          (c) In either (a) or (b) above either the Representative or the Company shall have the right to postpone the relevant Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

          (d) Any action taken under paragraphs (a) or (b) above shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Terms Agreement (including this Agreement).

     9. Persons Entitled to Benefit of Agreement. The Terms Agreement (including this Agreement) shall inure to the benefit of and be binding upon the parties thereto and their respective successors and the officers and directors and any controlling persons referred to in Section 5 hereof. Nothing in the Terms Agreement (including this Agreement) is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of the Terms Agreement (including this Agreement) or any provision contained therein. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     10. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in the Terms Agreement (including this Agreement) or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant thereto shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any termination of the Terms Agreement (including this Agreement) or any investigation made by or on behalf of the Company or the Underwriters.

     11.  Jurisdiction. Each of the parties to the Terms Agreement irrevocably
(i) agrees that any legal suit, action or proceeding arising out of or based upon the Terms Agreement or the transactions contemplated thereby may be instituted in any state or federal court in the County of New York, the State of New York, United States of America (each, a "NEW YORK COURT"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

     12.  Miscellaneous.

          (a) Authority of the Representative. Any action by the Underwriters under the Terms Agreement may be taken by the Representative, and any such action taken shall be binding upon both of the Underwriters.

          (b) Notices. All notices and other communications under the Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to them c/o the Representative at the address set forth in the Terms Agreement. Notices to the Company shall be given to it at Gold Fields Limited, 24 St. Andrews Road, Parktown 2193, South Africa, (fax: +27-11-484-0590); Attention: N.J. Holland.

          (c) Governing Law. This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (d) Counterparts. The Terms Agreement and this Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

          (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, the Terms Agreement or this Agreement.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                       Very truly yours,



                                       GOLD FIELDS LIMITED


                                       By:
                                          -------------------------------------


Accepted:   -, 200-


[-]


For itself and on behalf of the several
Underwriters listed in the Terms
Agreement.



By:
   --------------------------------------------
              Authorized Signatory

                                                                     [SCHEDULE I

                            DELAYED DELIVERY CONTRACT



                                                                 [-], 20[-]

         The undersigned hereby agrees to purchase from Gold Fields Limited, incorporated under the laws of South Africa ("COMPANY"), and the Company agrees to sell to the undersigned, [IF ONE DELAYED CLOSING, INSERT---as of the date hereof, for delivery on [-], 20[-] ("DELIVERY DATE"),] [-] shares of the Company's ordinary shares, par value Rand 0.50 per share ("SECURITIES"), offered by the Company's Prospectus dated [-], 20[-] and a Prospectus Supplement dated [-], 20[-] relating thereto, receipt of copies of which is hereby acknowledged, at [-] per share plus accrued dividends, if any, on the further terms and conditions set forth in this Delayed Delivery Contract ("CONTRACT").

[IF TWO OR MORE DELAYED CLOSINGS, INSERT THE FOLLOWING:

The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the amounts set forth below:

Number                                             Delivery Date
------                                             -------------
........................................            ............................

........................................            ............................

         Each of such delivery dates is hereinafter referred to as a Delivery Date.]

         Payment for the Securities that the undersigned has agreed to purchase for delivery on [the] [each] Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer to an account designed by the Company, at the office of [-] at [-] a.m. on [the] [such] Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned [for delivery on such Delivery Date] registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned, that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract, that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on [the] [each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at [the] [such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total number of shares of the Securities less the number of shares thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

         Yours very truly,



         ---------------------------------
         (Name of Purchase)



         By: ______________________________





         ---------------------------------
         (Title of Signatory)





         ---------------------------------
         (Address of Purchaser)

         Accepted, as of the above date.

         Gold Fields Limited



         By: ______________________________
         [Insert Title]]